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                                                                    Exhibit 23.1
                                                                    ------------



              Consent of Ernst & Young LLP, Independent Auditors



     We consent to the incorporation by reference in the Registration Statement Form S-8 for the registration of 1,000,000 shares of Fairfield Communities, Inc. common stock pertaining to the Fairfield Communities, Inc. 1997 Stock Option Plan, as amended, of our report dated February 2, 1998, with respect to the consolidated financial statements of Fairfield Communities, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                      ERNST & YOUNG LLP

Little Rock, Arkansas
August 27, 1998